UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

CalciMedica, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39538	45-2120079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 300-9
La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 952-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CALC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 30, 2026, CalciMedica, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) related to the sale of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) with the Securities and Exchange Commission (the “SEC”) pursuant to which the Company may offer and sell Common Stock having an aggregate offering price of up to $25,000,000 from time to time under the Company’s at-the-market offering agreement (the “Offering Agreement”) with H.C. Wainwright & Co., dated August 11, 2023. The Prospectus Supplement was filed under the Company’s shelf registration statement on Form S-3 (Registration No. 333-293972), which was initially filed with the SEC on March 3, 2026, and which was declared effective on March 11, 2026. A copy of the legal opinion as to the legality of the $25,000,000 of shares of Common Stock issuable under the Offering Agreement and covered by the Prospectus Supplement is filed as Exhibit 5.1 attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CalciMedica, Inc.

Date: September 30, 2026	By:	/s/ A. Rachel Leheny, Ph. D.
	Name:	A. Rachel Leheny, Ph. D.
	Title:	Chief Executive Officer